Exhibit 99.1

Contacts:	Frederick M. Green, President and Chief Executive Officer Phone: (763) 592-1900

Bill Birmingham Interim Chief Financial Officer Phone: (763) 592-1900

Ault Incorporated Reports Fourth Quarter and Fiscal Year 2005 Results and Restatement of Prior Periods

Company Results Adjusted to Reflect the Sale of Ault Korea and Restated to Correct Accounting Errors Related to its China Operations

Conference Call Set for August 9 at 8:00 a.m. CT

MINNEAPOLIS —August 5, 2005 — Ault Incorporated (Nasdaq NMS: AULT) today reported results for the fourth quarter and fiscal year ended May 29, 2005 and restatement of prior period results.  These results reflect the sale of Ault Korea, the Company’s Korean subsidiary, in May 2005 and the reclassification of the Korean subsidiary as a discontinued operation. In addition, the Company reported that it has restated financial results for fiscal year 2004 and the first three quarters of fiscal year 2005 following an investigation of accounting discrepancies related to its China subsidiary.

Fourth Quarter and Fiscal Year 2005 Results

The May 19, 2005 sale of Ault Korea to JEC Korea Co. Ltd., a Korean manufacturer of power supplies, required that this subsidiary’s results be reclassified as a “discontinued operation”.  As such, the Company’s previous financial statements have been adjusted to reflect this accounting treatment.

For the fourth quarter of fiscal 2005, net sales were $9,714,000, compared to restated net sales of $9,562,000 in the fourth quarter of fiscal 2004. The Company reported sales of $37,216,000 for fiscal 2005, compared to restated sales of $35,361,000 for fiscal 2004, an increase of approximately 5% year-over-year.

For the fourth quarter of fiscal 2005, the Company had a net loss applicable to common stockholders of $(3,830,000) or $(0.80) per diluted share, compared to a restated net loss applicable to common stockholders of $(404,000), or $(0.09) per diluted share for the same period last fiscal year.  For the twelve months ended May 29, 2005, the Company reported a net loss applicable to common stockholders of $(5,130,000), or $(1.08) per diluted share, compared to a restated net loss of $(5,546,000), or $(1.19) per share for fiscal 2004.

The fourth quarter loss and fiscal year 2005 loss reflect a correction in the previously reported loss on the sale of Ault Korea.  In May, the Company reported that the loss from the sale of Ault Korea would be approximately $700,000.  After considering the effects of inter-company transactions, the actual loss recognized was $2,442,000.  The fiscal year 2005 loss also reflects a loss from the sale of the Company’s Minneapolis headquarters building totaling $121,000.

Restatement of Results Due to Accounting Errors

In connection with the Company’s year-end audit activity for fiscal year 2005, management became aware of certain accounting discrepancies related to its Xianghe, China operation.  Based on an investigation of these discrepancies conducted at the direction of its audit committee, the Company determined that the discrepancies resulted primarily from erroneous build-up and relief of inventory and inadequate reconciliation of inter-company accounts.

To correct the accounting errors discovered in its investigation, the Company is restating its previously reported financial statements for the 2004 fiscal year ended May 30, 2004 and quarters ended August 29, 2004, November 28, 2004 and February 27, 2005 for fiscal year 2005.  The Company will also amend appropriate filings with the SEC to include restated financial statements.

Frederick M. Green, Ault President and Chief Executive Officer commented: “We are, of course, disappointed that the errors leading to this restatement occurred.  Once the errors were discovered, under the direction of the Audit Committee, a team was immediately sent in to investigate, calculate the financial impact and take appropriate corrective action.  We are also implementing improved controls and procedures related to the issues uncovered.”

Outlook

Green also commented, “We have completed the strategic initiatives we had planned for fiscal 2005.  These initiatives included: the transitioning of all U.S. manufacturing to our facility in Xianghe, China; the sale of our Korean subsidiary enabling the exit from a low-margin geographic market; the sale of our facility in Minneapolis; and other operating cost reductions.  As a result of these initiatives, we entered fiscal 2006 with cash and cash equivalents of $2,191,000 and total debt of only $290,000.  With our strong customer base and reduced cost structure, we are now positioned for a return to profitability in the 2006 fiscal year.”

For more information, please join the Ault conference call on Tuesday, August 9, 2005 at 8:00 a.m. Central Daylight Time.  To join the conference call, please call 1-800-259-0251 and enter the pass code 78416205.  Please call five to ten minutes before the designated start time.  The live web cast of the call may be accessed online on StreetEvents at www.streetevents.com or on Ault’s web site at www.aultinc.com.

The call will be archived at StreetEvents and Ault’s web site for 90 days.  You may also listen to an encore recording of the conference call from 11:00 a.m. Central Daylight Time Tuesday, August 9 through 11:00 a.m. Central Daylight Time Tuesday, August 16, 2005 by dialing 1-888-286-8010 and then the confirmation code/pass code, 25070910.

Ault designs, manufactures and markets power conversion products.  The Company is a leading supplier to original equipment manufacturers of telecommunications equipment, computer peripherals and medical equipment.  Ault’s power conversion products provide power at various levels from 1 to 1200 watts for a wide variety of applications.

Statements regarding Ault’s anticipated future performance are forward-looking and therefore involve risks and uncertainties that could cause results or developments to differ significantly from those indicated in the forward-looking statements.  These include, but are not limited to: market conditions in the global electronics industry, buying patterns of major customers, competitive products and technologies, the ability to control expense growth, and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

- Financials Follow -

AULT INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

MAY 29, 2005 AND MAY 30, 2004

(Stated in US Dollars)

		As Restated
	May 29, 2005	May 30, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,191,422	$836,827
Trade receivables net of allowance for doubtful accounts	5,766,027	5,902,849
Inventories	3,377,431	4,898,167
Note receivable from sale of Korean operations - current portion	562,500	0
Prepaids and other expenses	741,142	946,131
Assets related to discontinued operations	0	6,401,010

Total current assets	12,638,522	18,984,984

OTHER ASSETS:	105,694	145,913

NOTE RECEIVABLE FROM SALE OF KOREAN OPERATIONS, LAST THREE OF FOUR INSTALLMENTS DUE JUNE 30, 2006; DECEMBER 31, 2006; JUNE 30, 2007	1,687,500	0

PROPERTY, PLANT AND EQUIPMENT:
Land	0	728,827
Building and leasehold improvements	763,856	4,058,852
Machinery and equipment	5,313,815	5,585,855
Office furniture and equipment	344,406	402,713
Data processing equipment	1,629,681	1,450,937

Total property, plant and equipment	8,051,758	12,227,184

Less accumulated depreciation	5,676,816	6,101,074

Net property, plant and equipment	2,374,942	6,126,110

NON-CURRENT ASSETS RELATED TO DISCONTINUED OPERATIONS	0	4,578,284

TOTAL ASSETS	$16,806,658	$29,835,291

AULT INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

MAY 29, 2005 AND MAY 30, 2004

(Stated in US Dollars)

		As Restated
	May 29, 2005	May 30, 2004
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Notes payable to bank	$0	$1,965,464
Current maturities of long-term debt	289,628	459,969
Accounts payable	4,892,093	3,914,782
Accrued compensation	978,192	776,561
Accrued commissions	272,103	280,794
Other	350,317	486,981
Liabilities related to discontinued operations	0	5,423,447

Total current liabilities	6,782,333	13,307,998

LONG-TERM DEBT, less current maturities	0	2,312,892

NON-CURRENT LIABILITIES RELATED TO DISCONTINUED OPERATIONS	0	203,465

REDEEMABLE CONVERTIBLE PREFERRED STOCK	2,074,000	2,074,000

STOCKHOLDERS’ EQUITY:
Preferred stock, no par value; authorized 1,000,000 shares; none issued	0	0
Common stock, no par value; authorized 10,000,000 shares; issued and outstanding 4,705,083 shares in 2004; 4,806,116 shares in 2005	21,390,135	21,172,717
Notes receivable-sale of common stock	(44,227)	(45,000)
Accumulated other comprehensive loss	55,378	(869,737)
Accumulated deficit	(13,450,961)	(8,321,044)

Total stockholders’ equity	7,950,325	11,936,936

TOTAL LIABILITIES AND EQUITY	$16,806,658	$29,835,291

AULT INCORPORATED AND

SUBSIDIARIES CONSOLIDATED STATEMENT

OF OPERATIONS

(Dollars in thousands except amounts per share)

	Three Months Ended		Twelve Months Ended
	May 29,	May 30,	May 29,	May 30,
	2005	2004	2005	2004
		Restated		Restated

NET SALES	$9,714	$9,562	$37,216	$35,361

COST OF GOODS SOLD	7,491	7,095	27,077	27,188
Gross profit	2,223	2,467	10,139	8,173

OPERATING EXPENSES:
Marketing	753	919	3,366	3,360
Design engineering	688	729	2,995	3,056
General and administrative	1,919	1,115	5,642	4,769
Exit costs	0	0	0	2,064
	3,360	2,763	12,003	13,249
OPERATING LOSS	(1,137)	(296)	(1,864)	(5,076)

OTHER INCOME (EXPENSE):
Interest expense	(86)	(95)	(407)	(412)
Other	(125)	(5)	(111)	(3)
LOSS BEFORE INCOME TAXES	(1,348)	(396)	(2,382)	(5,491)

INCOME TAX EXPENSE (BENEFIT)	(4)	60	8	60
NET LOSS FROM CONTINUING OPERATIONS	(1,344)	(456)	(2,390)	(5,551)

DISCONTINUED OPERATIONS:
Income (loss) from Korean operations	(7)	89	(153)	150
Loss from sale of Korean operations	(2,442)	0	(2,442)	0
NET LOSS	(3,793)	(367)	(4,985)	(5,401)

REDEEMABLE CONVERTIBLE PREFERRED STOCK DIVIDEND	(37)	(37)	(145)	(145)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(3,830)	$(404)	$(5,130)	$(5,546)

NET LOSS PER COMMON SHARE:
Basic and Diluted:
Loss per common share	$(0.80)	$(0.09)	$(1.08)	$(1.19)
Weighted average common shares outstanding:
Basic and Diluted	4,799	4,701	4,755	4,680

AULT INC. AND SUBSIDIARIES
RESTATED QUARTERLY RESULTS
OF OPERATIONS FOR YEARS
ENDED MAY 29, 2005 AND MAY 30, 2004
(Dollars in Thousands, Except Amounts Per Share)

	May 30, 2004	Years Ended May 29, 2005
	Total	1st	2nd	3rd	4th	Total
	Year	Quarter	Quarter	Quarter	Quarter	Year

As Originally Reported:

Net Sales	45,109	13,139	11,047	12,141

Net Income (Loss) Applicable to Common Shareholders	(4,953)	117	(534)	(458)

Net Income (Loss) Per Common Share	(1.06)	0.02	(0.11)	(0.10)

As Restated:

Net Sales	35,361	10,336	8,225	8,941	9,714	37,216

Net (Loss) Applicable to Common Shareholders	(5,546)	(119)	(604)	(577)	(3,830)	(5,130)

Net (Loss) Per Common Share	(1.19)	(0.02)	(0.13)	(0.13)	(0.80)	(1.08)